Exhibit 1.250 - Articles of Association of Beverage Packaging Holdings II Issuer Inc.

BEVERAGE PACKAGING HOLDINGS II ISSUER INC.
Incorporator’s Action
In Lieu of Organizational Meeting
The undersigned, the sole incorporator of BEVERAGE PACKAGING HOLDINGS II ISSUER INC., a Delaware corporation (the “Corporation”), hereby takes the following action without a meeting, as permitted by Section 108(c) of the General Corporation Law of the State of Delaware:
Certificate of Incorporation
The Certificate of Incorporation of the Corporation, a true copy which is annexed hereto as Exhibit A, was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on May 9, 2013 and an amendment thereto was filed with the Secretary of State on May 10, 2013.
Adoption of By-Laws
The By-Laws in the form attached hereto as Exhibit B are hereby adopted as the By-Laws of the Corporation.
Election of Directors
Each of the following persons is hereby elected as a Director of the Corporation, each to hold office until the first annual meeting of the stockholders of the Corporation or until such person’s respective successor shall have been elected and shall qualify, or until such person’s earlier death, resignation or removal as provided in the By-Laws of the Corporation: Gregory Alan Cole, Helen Dorothy Golding and Allen Philip Hugh.
Authorization of Sale of Unsubscribed Shares
The Board of Directors of the Corporation is hereby authorized to issue and sell all or any lesser number of the Corporation’s unsubscribed Ten Thousand (10,000) shares common stock, par value $0.01 per share, to such purchasers, at such time, in such amounts and at such prices per share as may be approved by the Board of Directors and to accept in payment therefor money or other property, tangible or intangible, actually received, or labor or services actually performed for the Corporation, for its benefit or in its formation.
WITNESS the signature of the undersigns his 10th day of May, 2013.
/s/ Arthur Calzontzi
Arthur Calzontzi

EXHIBIT A
CERTIFICATE OF INCORPORATION

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS

A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “BEVERAGE PACKAGING HOLDINGS II ISSUER INC. (US)”, FILED IN THIS OFFICE ON THE NINTH DAY OF MAY, A.D. 2013, AT 11:53 O’CLOCK A.M.
A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock        Jeffrey W. Bullock, Secretary of State

5332161 8100	AUTHENTICATION:0420207
130551111	DATE:05-09-13
You may verify this certificate online
at corp.delaware.gov/authver.shtml

CERTIFICATE OF INCORPORATION

OF

BEVERAGE PACKAGING HOLDINGS II ISSUER INC. (US)
FIRST: The name of the corporation is Beverage Packaging Holdings II Issuer Inc. (US).
SECOND: The Corporation’s registered office in the State of Delaware is at 160 Greentree Drive, Suite 101 in the City of Dover, County of Kent 19904. The name of its registered agent at such address is National Registered Agents, Inc.
THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 10,000 shares of Common Stock, par value $0.01 per share.
FIFTH: The name and mailing address of the incorporator is as follows:
Arthur Calzontzi
c/o Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:
(a)    The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.
(b)    The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.
(c)    All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.
(d)    The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide.
(e)    No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.
SEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.
IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 9th day of May, 2013.
/s/ Arthur Calzontzi
Arthur Calzontzi
Authorized Person

EXHIBIT B
BY-LAWS

BEVERAGE PACKAGING HOLDINGS II ISSUER INC.
BY-LAWS
As Adopted on May 10, 2013

Article I	MEETINGS OF STOCKHOLDERS 1

Section 1.01.	Annual Meetings. 1

Section 1.02.	Special Meetings. 1

Section 1.03.	Participation in Meetings by Remote Communication. 1

Section 1.04.	Notice of Meetings; Waiver of Notice. 1

Section 1.05.	Proxies. 2

Section 1.06.	Voting Lists. 3

Section 1.07.	Quorum. 3

Section 1.08.	Voting. 3

Section 1.09.	Adjournment. 3

Section 1.10.	Organization; Procedure. 4

Section 1.11.	Consent of Stockholders in Lieu of Meeting. 4

Article II	BOARD OF DIRECTORS 5

Section 2.01.	General Powers. 5

Section 2.02.	Number and Term of Office. 5

Section 2.03.	Election of Directors. 5

Section 2.04.	Regular Meetings. 5

Section 2.05.	Special Meetings. 5

Section 2.06.	Notice of Meetings; Waiver of Notice. 5

Section 2.07.	Quorum; Voting. 6

Section 2.08.	Action by Telephonic Communications. 6

Section 2.09.	Adjournment. 6

Section 2.10.	Action Without a Meeting. 6

Section 2.11.	Regulations. 7

Section 2.12.	Resignations of Directors. 7

Section 2.13.	Removal of Directors. 7

Section 2.14.	Vacancies and Newly Created Directorships. 7

Section 2.15.	Compensation. 7

Section 2.16.	Reliance on Accounts and Reports, etc. 7

Article III	COMMITTEES 8

Section 3.01.	Designation of Committees. 8

Section 3.02.	Members and Alternate Members. 8

Section 3.03.	Committee Procedures. 8

Section 3.04.	Meetings and Actions of Committees. 8

Section 3.05.	Resignations and Removals. 9

Section 3.06.	Vacancies. 9

Article IV	OFFICERS 9

Section 4.01.	Officers. 9

Section 4.02.	Election. 9

Section 4.03.	Compensation. 10

Section 4.04.	Removal and Resignation; Vacancies. 10

Section 4.05.	Authority and Duties of Officers. 10

Section 4.06.	President. 10

Section 4.07.	Vice Presidents. 11

Section 4.08.	Secretary. 11

Section 4.09.	Treasurer. 12

Article V	CAPITAL STOCK 13

Section 5.01.	Certificates of Stock, Uncertificated Shares. 13

Section 5.02.	Signatures; Facsimile. 13

Section 5.03.	Lost, Stolen or Destroyed Certificates. 13

Section 5.04.	Transfer of Stock. 13

Section 5.05.	Registered Stockholders. 14

Section 5.06.	Transfer Agent and Registrar. 14

Article VI	INDEMNIFICATION 14

Section 6.01.	Indemnification. 14

Section 6.02.	Advance of Expenses. 15

Section 6.03.	Procedure for Indemnification. 15

Section 6.04.	Burden of Proof. 16

Section 6.05.	Contract Right; Non-Exclusivity; Survival. 16

Section 6.06.	Insurance. 16

Section 6.07.	Employees and Agents. 17

Section 6.08.	Interpretation; Severability. 17

Article VII	OFFICES 17

Section 7.01.	Registered Office. 17

Section 7.02.	Other Offices. 17

Article VIII	GENERAL PROVISIONS 17

Section 8.01.	Dividends. 17

Section 8.02.	Execution of Instruments. 18

Section 8.03.	Reserves. 18

Section 8.04.	Voting as Stockholder. 18

Section 8.05.	Fiscal Year. 18

Section 8.06.	Seal. 18

Section 8.07.	Books and Records; Inspection. 19

Section 8.08.	Electronic Transmission. 19

Article IX	AMENDMENT OF BY-LAWS 19

Section 9.01.	Amendment. 19

Article X	CONSTRUCTION 19

Section 10.01.	Construction. 19

BEVERAGE PACKAGING HOLDINGS II ISSUER INC.
BY-LAWS
As Adopted on May 10, 2013

Article I
Article II
Article IIIMEETINGS OF STOCKHOLDERS
Section .Annual Meetings. Section 1.01.    Annual Meetings. An annual meeting of the stockholders of the corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held each year either within or without the State of Delaware on such date and at such place and time as are designated by resolution of the corporation’s board of directors (the “Board”), unless the stockholders have acted by written consent to elect directors as permitted by the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).
Section .Special Meetings. Section 1.02.    Special Meetings. A special meeting of the stockholders for any purpose may be called at any time by the President or, in the event of his or her absence or disability, by any Vice President, or by the Secretary pursuant to a resolution of the Board, to be held either within or without the State of Delaware on such date and at such time and place as are designated by such officer or in such resolution.
Section .Participation in Meetings by Remote Communication. Section 1.03.    Participation in Meetings by Remote Communication. The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the DGCL and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.
Section .Notice of Meetings; Waiver of Notice.Section 1.04.    Notice of Meetings; Waiver of Notice.
(a)The Secretary or any Assistant Secretary shall cause notice of each meeting of stockholders to be given in writing in a manner permitted by the DGCL not less than 10 days nor more than 60 days prior to the meeting to each stockholder of record entitled to vote at such meeting, subject to such exclusions as are then permitted by the DGCL. The notice shall specify (i) the place, if any, date and time of such meeting, (ii) the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, (iii) in the case of a special meeting, the purpose or purposes for which such meeting is called, and (iv) such other information as may be required by law or as may be deemed appropriate by the President, the Vice President calling the meeting or the Board. If the stockholder list referred to in Section 1.06 of these by-laws is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed. If the meeting of stockholders is to be held solely by means of electronic communications, the notice of meeting must provide the information required to access such stockholder list during the meeting.
(b)A written waiver of notice of meeting signed by a stockholder or a waiver by electronic transmission by a stockholder, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice. Attendance of a stockholder at a meeting is a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section .Proxies.Section 1.05.    Proxies.
(a)Each stockholder entitled to vote at a meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy.
(b)A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means, including but not limited to by facsimile signature, or by transmitting or authorizing an electronic transmission (as defined in Section 8.08 of these by-laws) setting forth an authorization to act as proxy to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. Proxies by electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission.
(c)No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary.
Section .Voting Lists. Section 1.06.    Voting Lists. The officer of the corporation who has charge of the stock ledger of the corporation shall prepare, at least 10 days before every meeting of the stockholders (and before any adjournment thereof for which a new record date has been set), a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. This list shall be open to the examination of any stockholder prior to and during the meeting for any purpose germane to the meeting as required by the DGCL or other applicable law. The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.
Section .Quorum. Section 1.07.    Quorum. Except as otherwise required by law or by the certificate of incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.
Section .Voting.Section 1.08.    Voting.
Every holder of record of shares entitled to vote at a meeting of stockholders is entitled to one vote for each share outstanding in his or her name on the books of the corporation (x) at the close of business on the record date for such meeting, or (y) if no record date has been fixed, at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. All matters at any meeting at which a quorum is present, including the election of directors, shall be decided by the affirmative vote of a majority of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter in question, unless otherwise expressly provided by express provision of law or the certificate of incorporation. The stockholders do not have the right to cumulate their votes for the election of directors.
Section .Adjournment. Section 1.09.    Adjournment. Any meeting of stockholders may be adjourned from time to time, by the chairperson of the meeting or by the vote of a majority of the shares of stock present in person or represented by proxy at the meeting, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the place, if any, and date and time thereof (and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting) are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting after the adjournment, in which case notice of the adjourned meeting in accordance with Section 1.04 of these by-laws shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.
Section .Organization; Procedure. Section 1.10.    Organization; Procedure. The President shall preside over each meeting of stockholders. If the President is absent or disabled, the presiding officer shall be selected by the Board or, failing action by the Board, by a majority of the stockholders present in person or represented by proxy. The Secretary, or in the event of his or her absence or disability, an appointee of the presiding officer, shall act as secretary of the meeting. The Board may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to any such rules and regulations, the presiding officer of any meeting shall have the right and authority to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding officer are appropriate for the proper conduct of such meeting.
Section .Consent of Stockholders in Lieu of Meeting.Section 1.11.    Consent of Stockholders in Lieu of Meeting.
(a)Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, are (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (but not less than the minimum number of votes otherwise prescribed by law) and (ii) delivered to the corporation by delivery to its registered office in this State, to its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded within 60 days of the earliest dated consent so delivered to the corporation.
(b)If a stockholder consent is to be given without a meeting of stockholders, and the Board has not fixed a record date for the purpose of determining the stockholders entitled to participate in such consent, then: (i) if the DGCL does not require action by the Board prior to the proposed stockholder action, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation at any of the locations referred to in clause (ii) of the preceding paragraph; and (ii) if the DGCL requires action by the Board prior to the proposed stockholder action, the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action. Every written consent to action without a meeting shall bear the date of signature of each stockholder who signs the consent, and shall be valid if timely delivered to the corporation at any of the locations referred to in clause (ii) of the preceding paragraph.
(c)The Secretary shall give prompt notice of the taking of an action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the corporation in accordance with the DGCL.

Article IV
Article V
Article VIBOARD OF DIRECTORS
Section .General Powers. Section 2.01.    General Powers. Except as may otherwise be provided by law or by the certificate of incorporation, the affairs and business of the corporation shall be managed by or under the direction of the Board. The directors shall act only as a Board, and the individual directors shall have no power as such.
Section .Number and Term of Office. Section 2.02.    Number and Term of Office. The Board shall consist of three directors or such other number of directors as the Board or the stockholders shall from time to time prescribe, each of whom shall be a natural person. Each director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.
Section .Election of Directors. Section 2.03.    Election of Directors. Except as otherwise provided in Sections 2.13 and 2.14 of these by-laws, the directors shall be elected at each annual meeting of the stockholders.
Section .Regular Meetings. Section 2.04.    Regular Meetings. Regular meetings of the Board shall be held on such dates, and at such times and places as are determined from time to time by resolution of the Board.
Section .Special Meetings. Section 2.05.    Special Meetings. Special meetings of the Board shall be held whenever called by the President or, in the event of his or her absence or disability, by any Vice President, or by a majority of the directors then in office, at such place, date and time as may be specified in the respective notices or waivers of notice of such meetings. Any business may be conducted at a special meeting.
Section .Notice of Meetings; Waiver of Notice.Section 2.06.    Notice of Meetings; Waiver of Notice.
(a)Notices of special meetings shall be given to each director, and notice of each resolution or other action affecting the date, time or place of one or more regular meetings shall be given to each director not present at the meeting adopting such resolution or other action, subject to Section 2.09 of these by-laws. Notices shall be given personally, or by telephone confirmed by facsimile or email dispatched promptly thereafter, or by facsimile or email confirmed by a writing delivered by a recognized overnight courier service, directed to each director at the address from time to time designated by such director to the Secretary. Each such notice and confirmation must be given (received in the case of personal service or delivery of written confirmation) at least 24 hours prior to the time of a special meeting, and at least five days prior to the initial regular meeting affected by such resolution or other action, as the case may be.
(b)A written waiver of notice of meeting signed by a director or a waiver by electronic transmission by a director, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice. Attendance of a director at a meeting is a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.
Section .Quorum; Voting. Section 2.07.    Quorum; Voting. At all meetings of the Board, the presence of a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the certificate of incorporation or these by-laws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.
Section .Action by Telephonic Communications. Section 2.08.    Action by Telephonic Communications. Members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.
Section .Adjournment. Section 2.09.    Adjournment. A majority of the directors present may adjourn any meeting of the Board to another date, time or place, whether or not a quorum is present. No notice need be given of any adjourned meeting unless (a) the date, time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.06 of these by-laws applicable to special meetings shall be given to each director, or (b) the meeting is adjourned for more than 24 hours, in which case the notice referred to in clause (a) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting.
Section .Action Without a Meeting. Section 2.10.    Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section .Regulations. Section 2.11.    Regulations. To the extent consistent with applicable law, the certificate of incorporation and these by-laws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the corporation as the Board may deem appropriate. The Board may elect from among its members a chairperson and one or more vice-chairpersons to preside over meetings and to perform such other duties as may be designated by the Board.
Section .Resignations of Directors. Section 2.12.    Resignations of Directors. Any director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such director, to the President or the Secretary. Such resignation shall take effect upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event.
Section .Removal of Directors. Section 2.13.    Removal of Directors. Any director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the corporation entitled to vote generally for the election of directors, acting at a stockholder meeting or by written consent in accordance with the DGCL and these by-laws. Any vacancy in the Board caused by any such removal may be filled by the remaining members of the Board or by the stockholders entitled to vote for the election of the director so removed.
Section .Vacancies and Newly Created Directorships. Section 2.14.    Vacancies and Newly Created Directorships. Except as provided in Section 2.13, if any vacancies shall occur in the Board, by reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act. Any such vacancies or newly created directorships may be filled by the remaining members of the Board or by a vote of the stockholders at any regular or special meeting of the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.
Section .Compensation. Section 2.15.    Compensation. The directors shall be entitled to compensation for their services to the extent approved by the stockholders at any regular or special meeting of the stockholders. The Board may by resolution determine the expenses in the performance of such services for which a director is entitled to reimbursement.
Section .Reliance on Accounts and Reports, etc. Section 2.16.    Reliance on Accounts and Reports, etc. A director, as such or as a member of any committee designated by the Board, shall in the performance of his or her duties be fully protected in relying in good faith upon the records of the corporation and upon information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.
Article VII
Article VIII
Article IXCOMMITTEES
Section .Designation of Committees. Section 3.01.    Designation of Committees. The Board may designate one or more committees. Each committee shall consist of such number of directors as from time to time may be fixed by the Board, and shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation to the extent delegated to such committee by the Board but no committee shall have any power or authority as to (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, (b) adopting, amending or repealing any of these by-laws or (c) as may otherwise be excluded by law or by the certificate of incorporation, and no committee may delegate any of its power or authority to a subcommittee unless so authorized by the Board.
Section .Members and Alternate Members. Section 3.02.    Members and Alternate Members. The members of each committee and any alternate members shall be selected by the Board. The Board may provide that the members and alternate members serve at the pleasure of the Board. An alternate member may replace any absent or disqualified member at any meeting of the committee. An alternate member shall be given all notices of committee meetings, may attend any meeting of the committee, but may count towards a quorum and vote only if a member for whom such person is an alternate is absent or disqualified. Each member (and each alternate member) of any committee shall hold office only until the time he or she shall cease for any reason to be a director, or until his or her earlier death, resignation or removal.
Section .Committee Procedures. Section 3.03.    Committee Procedures. A quorum for each committee shall be a majority of its members, unless the committee has only one or two members, in which case a quorum shall be one member, or unless a greater quorum is established by the Board. The vote of a majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall keep regular minutes of its meetings and report to the Board when required. The Board may adopt other rules and regulations for the government of any committee not inconsistent with the provisions of these by-laws, and each committee may adopt its own rules and regulations of government, to the extent not inconsistent with these by-laws or rules and regulations adopted by the Board.
Section .Meetings and Actions of Committees. Section 3.04.    Meetings and Actions of Committees. Meetings and actions of each committee shall be governed by, and held and taken in accordance with, the provisions of the following sections of these by-laws, with such by-laws being deemed to refer to the committee and its members in lieu of the Board and its members:
(a)Section 2.04 (to the extent relating to place and time of regular meetings);
(b)Section 2.05 (relating to special meetings);
(c)Section 2.06 (relating to notice and waiver of notice);
(d)Sections 2.08 and 2.10 (relating to telephonic communication and action without a meeting); and
(e)Section 2.09 (relating to adjournment and notice of adjournment).
Special meetings of committees may also be called by resolution of the Board.
Section .Resignations and Removals. Section 3.05.    Resignations and Removals. Any member (and any alternate member) of any committee may resign from such position at any time by delivering a written notice of resignation, signed by such member, to the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any member (and any alternate member) of any committee may be removed from such position by the Board at any time, either for or without cause.
Section .Vacancies. Section 3.06.    Vacancies. If a vacancy occurs in any committee for any reason, the remaining members (and any alternate members) may continue to act if a quorum is present. A committee vacancy may be filled only by the Board.
Article X
Article XI
Article XIIOFFICERS
Section .Officers. Section 4.01.    Officers. The Board shall elect a President and a Secretary as officers of the corporation. The Board may also elect a Treasurer, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Board may determine. In addition, the Board from time to time may delegate to any officer the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any number of offices may be held by the same person, except that one person may not hold both the office of President and the office of Secretary. No officer need be a director of the corporation.
Section .Election. Section 4.02.    Election. The officers of the corporation elected by the Board shall serve at the pleasure of the Board. Officers and agents appointed pursuant to delegated authority as provided in Section 4.01 (or, in the case of agents, as provided in Section 4.07) shall hold their offices for such terms as may be determined from time to time by the appointing officer. Each officer shall hold office until his or her successor has been elected or appointed and qualified, or until his or her earlier death, resignation or removal.
Section .Compensation. Section 4.03.    Compensation. The salaries and other compensation of all officers and agents of the corporation shall be fixed by the Board or in the manner established by the Board.
Section .Removal and Resignation; Vacancies. Section 4.04.    Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board. Any officer granted the power to appoint subordinate officers and agents as provided in Section 4.01 may remove any subordinate officer or agent appointed by such officer, for or without cause. Any officer or agent may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Board or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled by the Board or by the officer, if any, who appointed the person formerly holding such office.
Section .Authority and Duties of Officers. Section 4.05.    Authority and Duties of Officers. The officers of the corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in or determined pursuant to these by-laws, by resolution of the Board, or if such officer is appointed by another officer pursuant to delegated authority under Section 4.01, by the appointing officer, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.
Section .President. Section 4.06.    President. The President shall preside at all meetings of the stockholders and directors at which he or she is present, shall be the chief executive officer and the chief operating officer of the corporation, shall have general control and supervision of the policies and operations of the corporation and shall see that all orders and resolutions of the Board are carried into effect. He or she shall manage and administer the corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer and a chief operating officer of a corporation. He or she shall have the authority to sign, in the name and on behalf of the corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the corporation. He or she shall have the authority to cause the employment or appointment of such employees or agents of the corporation as the conduct of the business of the corporation may require, to fix their compensation, and to remove or suspend any employee or any agent employed or appointed by any officer or to suspend any agent appointed by the Board. The President shall have the duties and powers of the Treasurer if no Treasurer is elected and shall have such other duties and powers as the Board may from time to time prescribe.
Section .Vice Presidents. Section 4.07.    Vice Presidents. If one or more Vice-Presidents have been elected, each Vice President shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Board or the President. In the event of absence or disability of the President, the duties of the President shall be performed, and his or her powers may be exercised, by such Vice President as shall be designated by the Board or, failing such designation, by the Vice President in order of seniority of election to that office.
Section .Secretary. Section 4.08.    Secretary. Unless otherwise determined by the Board, the Secretary shall have the following powers and duties:
(a)He or she shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders, the Board and any committees thereof in books provided for that purpose.
(b)He or she shall cause all notices to be duly given in accordance with the provisions of these by-laws and as required by law.
(c)Whenever any committee shall be appointed pursuant to a resolution of the Board, he or she shall furnish a copy of such resolution to the members of such committee.
(d)He or she shall be the custodian of the records and of the seal, if any, of the corporation and cause such seal (or a facsimile thereof) to be affixed to all documents and instruments that the Board or any officer of the corporation has determined should be executed under seal, may sign (together with any other authorized officer) any such document or instrument, and when the seal is so affixed he or she may attest the same.
(e)He or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the certificate of incorporation or these by-laws.
(f)He or she shall have charge of the stock books and ledgers of the corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each such holder became a holder of record.
(g)He or she shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the corporation the issuance of which shall have been authorized by the Board.
(h)He or she shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these by-laws or as may be assigned to him or her from time to time by the Board or the President.
Section .Treasurer. Section 4.09.    Treasurer. Unless otherwise determined by the Board, the Treasurer, if there be one, shall be the chief financial officer of the corporation and shall have the following powers and duties:
(a)He or she shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the corporation, and shall keep or cause to be kept full and accurate records thereof.
(b)He or she shall cause the moneys and other valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such bankers or other depositaries as shall be determined by the Board or the President, or by such other officers of the corporation as may be authorized by the Board or the President to make such determinations.
(c)He or she shall cause the moneys of the corporation to be disbursed by checks or drafts (signed by such officer or officers or such agent or agents of the corporation, and in such manner, as the Board or the President may determine from time to time) upon the authorized depositaries of the corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.
(d)He or she shall render to the Board or the President, whenever requested, a statement of the financial condition of the corporation and of all his or her transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.
(e)He or she shall be empowered from time to time to require from all officers or agents of the corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the corporation.
(f)He or she may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing shares of stock of the corporation the issuance of which shall have been authorized by the Board.
(g)He or she shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these by-laws or as may be assigned to him or her from time to time by the Board or the President.
Article XIII
Article XIV
Article XVCAPITAL STOCK
Section .Certificates of Stock, Uncertificated Shares. Section 5.01.    Certificates of Stock, Uncertificated Shares. The shares of the corporation shall be represented by certificates, except to the extent that the Board has provided by resolution that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock in the corporation represented by certificates shall be entitled to have, and the Board may in its sole discretion permit a holder of uncertificated shares to receive upon request, a certificate signed by the President or a

Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable law, the certificate of incorporation and these by-laws.
Section .Signatures; Facsimile. Section 5.02.    Signatures; Facsimile. All signatures on the certificates referred to in Section 5.01 of these by-laws may be in facsimile form, to the extent permitted by law. If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Section .Lost, Stolen or Destroyed Certificates. Section 5.03.    Lost, Stolen or Destroyed Certificates. A new certificate may be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed only upon delivery to the corporation of an affidavit of the owner or owners (or their legal representatives) of such certificate, setting forth such allegation, and a bond or other undertaking as may be satisfactory to a financial officer of the corporation designated by the Board to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
Section .Transfer of Stock. Section 5.04.    Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL. Subject to the provisions of the certificate of incorporation and these by-laws, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the corporation.
Section .Registered Stockholders. Section 5.05.    Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the corporation shall have notice of such claim or interests, provided that if a transfer of shares is made for collateral security, and not absolutely, this fact shall be so expressed in the entry of the transfer if, when the certificates are presented to the corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the corporation to do so.
Section .Transfer Agent and Registrar. Section 5.06.    Transfer Agent and Registrar. The Board may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.
Article XVI
Article XVII
Article XVIIIINDEMNIFICATION
Section .Indemnification.Section 6.01.    Indemnification.
(a)In General. The corporation shall indemnify, to the full extent permitted by the DGCL and other applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”) by reason of the fact that (x) such person is or was serving or has agreed to serve as a director or officer of the corporation, or (y) such person, while serving as a director or officer of the corporation, is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise or (z) such person is or was serving or has agreed to serve at the request of the corporation as a director, officer or manager of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by such person in such capacity, and who satisfies the applicable standard of conduct set forth in the DGCL or other applicable law:
(i)in a proceeding other than a proceeding by or in the right of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such proceeding and any appeal therefrom, or
(ii)in a proceeding by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by such person or on such person’s behalf in connection with the defense or settlement of such proceeding and any appeal therefrom.
(b)Indemnification in Respect of Successful Defense. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any proceeding referred to in paragraph (a) of this Section 6.01 or in defense of any claim, issue or matter therein, such person shall be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
(c)Indemnification in Respect of Proceedings Instituted by Indemnitee. Section 6.01(a) does not require the corporation to indemnify a present or former director or officer of the corporation in respect of a proceeding (or part thereof) instituted by such person on his or her own behalf, unless such proceeding (or part thereof) has been authorized by the Board or the indemnification requested is pursuant to the last sentence of Section 6.03 of these by-laws.
Section .Advance of Expenses. Section 6.02.    Advance of Expenses. The corporation shall advance all expenses (including reasonable attorneys’ fees) incurred by a present or former director or officer in defending any proceeding prior to the final disposition of such proceeding upon written request of such person and delivery of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation. The corporation may authorize any counsel for the corporation to represent (subject to applicable conflict of interest considerations) such present or former director or officer in any proceeding, whether or not the corporation is a party to such proceeding.
Section .Procedure for Indemnification. Section 6.03.    Procedure for Indemnification. Any indemnification under Section 6.01 of these by-laws or any advance of expenses under Section 6.02 of these by-laws shall be made only against a written request therefor (together with supporting documentation) submitted by or on behalf of the person seeking indemnification or advance. Indemnification may be sought by a person under Section 6.01 of these by-laws in respect of a proceeding only to the extent that both the liabilities for which indemnification is sought and all portions of the proceeding relevant to the determination of whether the person has satisfied any appropriate standard of conduct have become final. A person seeking indemnification or advance of expenses may seek to enforce such person’s rights to indemnification or advance of expenses (as the case may be) in the Delaware Court of Chancery to the extent all or any portion of a requested indemnification has not been granted within 90 days of, or to the extent all or any portion of a requested advance of expenses has not been granted within 20 days of, the submission of such request. All expenses (including reasonable attorneys’ fees) incurred by such person in connection with successfully establishing such person’s right to indemnification or advancement of expenses under this Article, in whole or in part, shall also be indemnified by the corporation.
Section .Burden of Proof.Section 6.04.    Burden of Proof.
(a)In any proceeding brought to enforce the right of a person to receive indemnification to which such person is entitled under Section 6.01 of these by-laws, the corporation has the burden of demonstrating that the standard of conduct applicable under the DGCL or other applicable law was not met. A prior determination by the corporation (including its Board or any committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct does not itself constitute evidence that the claimant has not met the applicable standard of conduct.
(b)In any proceeding brought to enforce a claim for advances to which a person is entitled under Section 6.02 of these by-laws, the person seeking an advance need only show that he or she has satisfied the requirements expressly set forth in Section 6.02 of these by-laws.
Section .Contract Right; Non-Exclusivity; Survival.Section 6.05.    Contract Right; Non-Exclusivity; Survival.
(a)The rights to indemnification and advancement of expenses provided by this Article VI shall be deemed to be separate contract rights between the corporation and each director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect, and no repeal or modification of any of these provisions or any relevant provisions of the DGCL shall adversely affect any right or obligation of such director or officer existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such “contract rights” may not be modified retroactively as to any present or former director or officer without the consent of such director or officer.
(b)The rights to indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other indemnification or advancement of expenses to which a present or former director or officer of the corporation seeking indemnification or advancement of expenses may be entitled by any agreement, vote of stockholders or disinterested directors, or otherwise.
(c)The rights to indemnification and advancement of expenses provided by this Article VI to any present or former director or officer of the corporation shall inure to the benefit of the heirs, executors and administrators of such person.
Section .Insurance. Section 6.06.    Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.
Section .Employees and Agents. Section 6.07.    Employees and Agents. The Board, or any officer authorized by the Board generally or in the specific case to make indemnification decisions, may cause the corporation to indemnify any present or former employee or agent of the corporation in such manner and for such liabilities as the Board may determine, up to the fullest extent permitted by the DGCL and other applicable law.
Section .Interpretation; Severability. Section 6.08.    Interpretation; Severability. Terms defined in Sections 145(h) or (i) of the DGCL have the meanings set forth in such sections when used in this Article VI. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.
Article XIX
Article XX
Article XXIOFFICES
Section .Registered Office. Section 7.01.    Registered Office. The registered office of the corporation in the State of Delaware shall be located at the location provided in the corporation’s certificate of incorporation.
Section .Other Offices. Section 7.02.    Other Offices. The corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board may from time to time determine or as the business of the corporation may require.
Article XXII
Article XXIII
Article XXIVGENERAL PROVISIONS
Section .Dividends.Section 8.01.    Dividends.
(a)Subject to any applicable provisions of law and the certificate of incorporation, dividends upon the shares of the corporation may be declared by the Board at any regular or special meeting of the Board and any such dividend may be paid in cash, property, or shares of the corporation’s stock.
(b)A member of the Board, or a member of any committee designated by the Board shall be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation, as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.
Section .Execution of Instruments. Section 8.02.    Execution of Instruments. Except as otherwise required by law or the certificate of incorporation, the Board or any officer of the corporation authorized by the Board may authorize any other officer or agent of the corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation. Any such authorization must be in writing and may be general or limited to specific contracts or instruments.
Section .Reserves. Section 8.03.    Reserves. There may be set apart out of any funds of the corporation available for dividends such sum or sums as the Board from time to time may determine proper as a reserve or reserves for meeting contingencies, equalizing dividends, repairing or maintaining any property of the corporation or for such other purpose or purposes as the Board may determine conducive to the interest of the corporation, and the Board may similarly modify or abolish any such reserve.
Section .Voting as Stockholder. Section 8.04.    Voting as Stockholder. Unless otherwise determined by resolution of the Board, the President or any Vice President shall have full power and authority on behalf of the corporation to attend any meeting of stockholders of any corporation in which the corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock at any such meeting, or through action without a meeting. The Board may by resolution from time to time confer such power and authority (in general or confined to specific instances) upon any other person or persons.
Section .Fiscal Year. Section 8.05.    Fiscal Year. The fiscal year of the corporation shall commence on the first day of January of each year (except for the corporation’s first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.
Section .Seal. Section 8.06.    Seal. The corporation may, but is not required to, obtain and possess a seal of the corporation. Such seal shall be circular in form and shall contain the name of the corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”. The form of such seal shall be subject to alteration by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.
Section .Books and Records; Inspection. Section 8.07.    Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board.
Section .Electronic Transmission. Section 8.08.    Electronic Transmission. “Electronic transmission”, as used in these by-laws, means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
Article XXV
Article XXVI
Article XXVIIAMENDMENT OF BY-LAWS
Section .Amendment. Section 9.01.    Amendment. These by-laws may be amended, altered or repealed:
(a)by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or
(b)at any regular or special meeting of the stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.
Article XXVIII
Article XXIX
Article XXXCONSTRUCTION
Section .Construction. Section 10.01.    Construction. In the event of any conflict between the provisions of these by-laws as in effect from time to time and the provisions of the certificate of incorporation of the corporation as in effect from time to time, the provisions of such certificate of incorporation shall be controlling.